Exhibit 1.1

EXECUTION COPY

OOMA, INC.

3,275,000 Shares of Common Stock

PURCHASE AGREEMENT

January 12, 2017

B. Riley & Co., LLC

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

Certain stockholders of Ooma, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”), propose to sell to B. Riley & Co., LLC (the “Purchaser”) an aggregate of 2,850,000 shares (the “Firm Shares”) of common stock, $0.0001 par value per share of the Company (the “Common Stock”), with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto. In addition, the Selling Stockholders propose to grant to the Purchaser the option to purchase up to an additional 425,000 shares of Common Stock, representing fifteen percent (15%) of the Firm Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company, the Selling Stockholders and the Purchaser agree as follows:

1. Sale and Purchase. Each Selling Stockholder hereby agrees to sell to the Purchaser the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto, and the Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from such Seller at $8.30 a share (the “Purchase Price”) the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto.

In addition, the Selling Stockholders hereby grant to the Purchaser the option to purchase, and upon the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Purchaser shall have the right to purchase from each Selling Stockholder, all or a portion of the Additional Shares, at the Purchase Price for the Firm Shares. This option may be exercised by the Purchaser any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Selling Stockholders and the Company, which notice may be electronic (“Additional Shares Notice”). The Additional Shares Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of

Purchase (as defined below) nor earlier than the second (2nd) business day after the date on which the option for Additional Shares shall have been exercised nor later than the tenth (10th) business day after the date on which the option shall have been exercised. As of the Additional Time of Purchase, the Selling Stockholders will sell to the Purchaser, and the Purchaser will purchase, the number of Additional Shares set forth in the Additional Shares Notice.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholders by same day Federal Funds wire transfer against delivery of the Firm Shares to the Purchaser through the facilities of The Depository Trust Company (“DTC”) for the account of the Purchaser. Such payment and delivery shall be made at 10:00 A.M., New York time, on January 19, 2017 (the “Closing Date”), which date shall be the third (or, if the purchase price set forth in Schedule A hereof is determined after 4:00 p.m., New York City time, the fourth) business day after the date of this agreement (this “Agreement”) (unless another time or date shall be agreed to by the Purchaser, the Company and the Selling Stockholders). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to or as instructed by the Purchaser at the Time of Purchase in such names and in such denominations as the Purchaser shall specify.

If the option for Additional Shares is exercised, payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Firm Shares shall be made to or as instructed by the Purchaser at the Time of Purchase in such names and in such denominations as the Purchaser shall specify. The Time of Purchase and the Additional Time of Purchase are sometimes referred to herein as the “Closing Dates.”

Deliveries of the documents described in Section 7 with respect to the purchase of the Shares shall be made at the offices of Morgan Lewis & Bockius LLP, counsel for the Purchaser, located at 1400 Page Mill Road, Palo Alto, California 94304, at 10:00 A.M., New York time, on the applicable Closing Dates of the purchase of the Shares and/or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

(a) Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-215155) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations of the Commission (the “Rules and Regulations”) thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, supplements, exhibits and any schedules thereto, the documents incorporated by reference therein under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration

Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The base prospectus in the form filed with the Commission on December 16, 2016 is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein under the Securities Act or the Exchange Act as of the date of such prospectus. For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the Company’s Knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Purchaser pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and the prospectus included therein include at the time of filing thereof with the Commission all the information that would be required at that time in a prospectus relating to all offering(s) that it covers. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s Knowledge, are threatened by the Commission.

(b) Accurate Disclosure; Certain Defined Terms. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the Closing Date or at any subsequent Closing Dates, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), the General Disclosure Package (as defined below) did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the Closing Date or at any subsequent Closing Dates, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 3(b) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by the Purchaser specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by the Purchaser consists of the information described as such in Section 17. As used in this paragraph (b) and elsewhere in this Agreement:

Each reference to an “Issuer Free Writing Prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“General Disclosure Package” means the Preliminary Prospectus dated January 12, 2017 and the information on Schedule A, all considered together.

Each reference to a “Free Writing Prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Market Materials” means any and all marketing materials used by the Company in the road show conducted in connection with the offering.

“Time of Sale” means 8:00 am (New York time) on the date of this Agreement.

(c) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein; it being understood and agreed that the only such information furnished by the Purchaser consists of the information described as such in Section 17. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(d) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus, except in accordance with the provisions of Section 4(a) of this Agreement.

(e) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(f) Subsidiaries. Each subsidiary of the Company has been duly organized and is existing and in good standing under the laws of the jurisdiction of its incorporation

(to the extent such concepts are applicable under such laws), with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (to the extent that such concepts are applicable under such laws); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(g) Shares. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, such Shares will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Shares contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(h) Other Offerings. Except as disclosed in the General Disclosure Package, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than securities issued pursuant to (i) the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans, (ii) outstanding options, rights or warrants, or (iii) the conversion of outstanding preferred stock into securities as described in the General Disclosure Package.

(i) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this sale.

(j) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Shares by the Company, except such as have been obtained, or made and such as may be required under state securities laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(l) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(m) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the offering, issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the charter or by-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or bylaws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by the Company and its subsidiaries, taken as a whole, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(q) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(r) Possession of Intellectual Property. The Company and its subsidiaries own, license, possess or otherwise have a valid right to use, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by the Company and its subsidiaries, taken as a whole, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, whether oral or written, challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, whether oral or written, challenging the validity, enforceability or scope of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, whether oral or written, that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation that is binding on the Company or any of its subsidiaries; (vii) the Company and its subsidiaries take commercially reasonable measures to maintain and protect the Intellectual Property Rights necessary or material to the conduct of their businesses, taken as a whole, as now conducted or as proposed in the General Disclosure Package to be conducted by them, including trade secrets contained therein, including by requiring all employees, officers and consultants of and to the Company and its subsidiaries to sign agreements or otherwise agree to keep proprietary information of the Company and its subsidiaries in confidence and not to use it except on behalf of the Company, and requiring all third parties having access to material Intellectual Property Rights to sign confidentiality and non-use agreements or otherwise agree in writing to adequately maintain the confidentiality and not to use such Intellectual Property Rights; and (viii) the Company and its subsidiaries have at all times complied in all material respects with applicable laws pertaining to data privacy, except in each case covered by clauses (i) –(vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(s) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(t) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Business – Intellectual Property,” “Management” and “Certain Relationships with Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings and present in all material respects the information required to be shown.

(u) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) Statistical and Market-Related Data. Any statistical and market-related data included in a Registration Statement and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(w) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company has no current information that causes it to reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(x) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended to the Audit Committee that the Audit Committee review or investigate, (i) materially adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(y) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and, to the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(z) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The summary and selected financial data included in each Registration Statement and the General Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in each Registration Statement and the General Disclosure Package. There are no financial statements that are required to be included in each Registration Statement or the General Disclosure Package that are not included as required.

(aa) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, taken as a whole.

(bb) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.

(dd) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) Insurance. The Company and its subsidiaries, taken as a whole, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary for the businesses in which the Company and its subsidiaries, taken as a whole, are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is, to the Company’s knowledge, denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company will obtain directors’ and officer’s insurance in such amounts as the Company reasonably believes is customary for an initial public offering.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD

Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii) Regulatory Filings. The Company and its subsidiaries have filed with applicable regulatory authorities all statements, reports, information or forms required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Prospectus, all such filings were in compliance with applicable laws when filed and, to the Company’s knowledge, no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing, except for any such failures to be in compliance or deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or any of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or any of its subsidiaries are in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries have incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(kk) Independent Accountant. Deloitte & Touche LLP, who certified the financial statements and supporting schedules of the Company, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the Rules and Regulations and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).

(ll) No Restrictions on Payments by Subsidiaries. Except as described in the General Disclosure Package, no wholly-owned subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(mm) Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an emerging growth company.

(nn) Use of Testing-the-Waters Writings. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Act other than Testing-the-Waters Communications with the prior consent of the Purchaser with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501(a) under the Act and (ii) it has not distributed, or authorized any other person to distribute, any Testing-the-Waters Communications, other than those with the prior consent of the Purchaser.

(oo) Eligibility to use Form S-3. The conditions for use of Form S-3 in connection with the offer and sale of the Shares, as set forth in the General Instructions thereto, have been satisfied.

(pp) Incorporated Documents. The documents incorporated by reference in the General Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission (except to the extent such untimely filing did not affect the Company’s eligibility to use Form S-3) and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the General Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) FINRA Matters. Except as previously disclosed to counsel for the Purchaser or as set forth in the General Disclosure Package and the Prospectus, to the Company’s Knowledge, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member

(rr) NYSE Rules. Except as described in the General Disclosure Package or the Prospectus, the Company is, and after giving effect to the Offering will be, in compliance in all material respects with all applicable corporate governance requirements set forth in the New York Stock Exchange Rules.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder jointly and severally represents and warrants to and agrees with the Purchaser that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of (i) applicable law (provided no representation is made with respect to compliance with federal, state or other applicable securities or antifraud laws (collectively, “Securities Laws”)), (ii) the certificate of incorporation or bylaws of such Selling Stockholder or similar organizational documents (if such Selling Stockholder is a corporation, limited liability company or partnership), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder except in the case of clause (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required under the Securities Laws in connection with the offer and sale of the Shares, except for such consents, approvals, authorizations, orders, or qualifications as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(c) With respect to any Shares to be sold by such Selling Stockholder that are outstanding on the date hereof, such Selling Stockholder has and will have fully paid for such Shares, and will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, such Shares, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver such Shares or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Purchaser, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Purchaser (assuming that neither DTC nor any such underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares)), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Purchaser will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Such Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the General Disclosure Package to sell its Shares pursuant to this Agreement.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package and the Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this Section 4(f) are limited to statements or omissions of material facts made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, any broadly available road show, the Prospectus or any amendments or supplements thereto, taking into account any written updates to such information provided by such Selling Stockholder prior to the date of the Time of Sale Prospectus (the “Selling Stockholder Information”)

(g) Such Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the sale contemplated by this Agreement, except for such rights as are described in the Fourth Amended and Restated Investors’ Rights Agreement by and among Ooma, Inc. and certain holders of its capital stock, dated as of April 24, 2015, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by other Selling Stockholders to the Purchaser pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and as have been described in the Registration Statement and the General Disclosure Package, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the General Disclosure Package.

5. Further Covenants and Agreements of the Company and Selling Stockholders. The Company covenants and agrees with the Purchaser as follows:

(a) Required Filings. During the period beginning on the date hereof and ending on the later of the second Closing Date or such date, as in the opinion of counsel for the Purchaser, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Act), in connection with sales by the Purchaser or a dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the General Disclosure Package or the Prospectus, the Company shall furnish to the Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Purchaser or counsel to the Purchaser reasonably object; provided, however, that the foregoing shall not restrict the Company from filing any such proposed amendment or supplement to the extent the Company, upon advice of counsel, deems such proposed amendment or supplement necessary to comply with applicable law. Subject to this Section 5(a), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Shares, the plan of distribution thereof and such other information as may be required by the Act or the Rules and Regulations or as the Purchaser and the Company may deem appropriate and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus.

(b) Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Purchaser in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the General Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c) Continued Compliance with Securities Law. During the Prospectus Delivery Period, to comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the General Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company promptly will (x) notify the Purchaser of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify the Purchaser when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) is filed. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Purchaser of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) has notified or promptly will notify the Purchaser when such amendment or supplement was or is filed with the Commission where so required to be filed.

(d) Provision of Documents. The Company will furnish or make available via EDGAR, at its own expense, to the Purchaser and counsel for the Purchaser copies of the Registration Statement. The Company will furnish, at its own expense, to the Purchaser and any dealer each Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(e) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(f) No Market Stabilization or Manipulation. The Company and the Selling Stockholders have not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) SEC Reports. During the Prospectus Delivery Period, the Company agrees to file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(h) Internal Controls. The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(i) Sarbanes-Oxley. The Company will comply with all applicable provisions of the Sarbanes-Oxley Act.

(j) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Purchaser, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission. Any such free writing prospectus consented to by the Purchaser is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus.

(k) Intentionally omitted.

(l) Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus, to the extent permitted under the Act, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement,

Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Purchaser so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Purchaser specifically for inclusion therein, which information the parties hereto agree is limited to the Purchaser’ Information (as defined in Section 17).

(m) Communications Prior to Closing. Prior to the Time of Purchase and any Additional Time of Purchase, the Company or the Selling Stockholders will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Purchaser is notified), without the prior written consent of the Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Purchaser, such press release or communication is required by law or applicable stock exchange rules.

(n) Conduct of Company and Affiliated Purchasers. Until the Purchaser shall have notified the Company and the Selling Stockholders of the completion of the sale of the Shares, the Company and the Selling Stockholders will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchaser has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(o) No Action Requiring Amendment or Supplement. Not to take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented.

(p) FINRA Filing. The Company will use its best efforts to assist the Purchaser, if requested by the Purchaser, with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Purchaser.

(q) Conditions Precedent. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase and Additional Time of Purchase, as applicable, and to satisfy all conditions precedent to the delivery of the Shares.

6. Payment of Expenses.

(a) The Selling Stockholders agree to pay, or reimburse if paid by the Purchaser, whether or not the transactions contemplated hereby are consummated and this Agreement is terminated pursuant to Section 9: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Purchaser and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses of counsel incurred in connection with securing any required review by FINRA and any filings made with FINRA (up to an aggregate of $5,000); (e) any applicable listing, quotation or other fees; (f) the reasonable and documented fees and expenses, including related reasonable and documented fees and expenses of counsel for the Purchaser of qualifying the Shares under the securities laws of the several state jurisdictions, if required, and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Shares; and (h) all other costs and expenses of the Company incident to the sale of the Shares by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, and the Company’s independent accountants.

(b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Shares to the Purchaser and (ii) the fees and disbursements of its respective counsel and other advisors.

7. Conditions to the Obligations of the Purchaser, and the Sale of the Shares. The obligations of the Purchaser hereunder are subject to the accuracy, when made and as of the date hereof, at the Time of Purchase or any Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Stop Orders. The Registration Statement is effective under the Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act against the Company or related to the sale shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Purchaser; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) Contents of Registration Statement. The Purchaser shall not have discovered and disclosed to the Company on or prior to the Time of Purchase or any Additional Time of Purchase that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) Corporate and Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

(d) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, with the same effect as though such representations and warranties had been made on and as of the Time of Purchase and any Additional Time of Purchase, as the case may be (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time). All agreements and covenants set forth in this Agreement to be performed on the part of the Company and all conditions set forth in this Agreement to be fulfilled or complied with by the Company at or prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, shall have been duly performed, satisfied or complied with.

(e) Officer’s Certificate. The Company shall have furnished to the Purchaser a certificate, dated the Time of Purchase and any Additional Time of Purchase, of its Chief Executive Officer and its Chief Financial Officer stating that

(i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus which is not contained therein,

(ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date,

(iii) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect, except as set forth in the Prospectus,

(iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act against the Company or related to the sale shall have been initiated or threatened by the Commission, and

(v) the Registration Statement and each amendment thereto, as of the date of this Agreement and as of such date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the date hereof and as of such date, any Issuer Free Writing Prospectus as of its date and as of such date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(f) No Material Adverse Change. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (f), is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(g) No Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company and its subsidiaries, taken as a whole; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its subsidiaries, taken as a whole.

(h) No Trading Suspension, Banking Moratorium. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market, the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become the subject of a material act of terrorism, or there shall have been a material escalation in hostilities involving the United States, or there shall have been a new declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(i) No FINRA Objections. If required under the rules of FINRA, the Purchaser shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Purchaser as described in the Pricing Prospectus.

(j) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates, letters or documents as the Purchaser shall have reasonably requested, including a Secretary’s Certificate.

All letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser.

8. Indemnification and Contribution

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Purchaser, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Purchaser Indemnified Parties,” and each an “Purchaser Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Purchaser Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the General Disclosure Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Purchaser Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use therein, which information the parties hereto agree is limited to the Purchaser’ Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Purchaser Indemnified Party.

(b) Indemnification by the Selling Shareholders. The Selling Shareholders, jointly and severally, agree to indemnify and hold harmless the Purchaser, its affiliates and selling agents and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clause (a) above and in Section 8(f); provided that the Selling Shareholders shall (i) be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information and (ii) shall be limited in an amount equal to the aggregate Purchase Price received by the Selling Shareholders.

(c) Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use therein, which information the parties hereto agree is limited to the Purchaser’ Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability, which the Purchaser might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party. Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Purchaser under this Section 8(b) exceed the total compensation received by such Purchaser hereunder.

(d) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Purchaser Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), or the Selling Stockholder in the case of a claim for indemnification under Section 8(b), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Purchaser if the indemnified parties under this Section 8 consist of any Purchaser Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(d), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand, and the Purchaser on the other hand from the sale of the Shares, or (ii) if the allocation provided by clause (i) of this Section 8(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(e) but also the relative fault of the Company and the Selling Stockholder on the one hand, and the Purchaser on the other, with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Purchaser on the other with respect to such sale shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total compensation received by the Purchaser in connection with the sale, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Purchaser on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Purchaser for use in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Purchaser’ Information.

(f) Allocation. The Company, the Selling Stockholders and the Purchaser agree that it would not be just and equitable if contributions pursuant to Section 8(e) above were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in Section 8(e) shall be deemed to include, for purposes of this Section 8(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(f), the Purchaser shall not be required to contribute any amount in excess of the total compensation received by the Purchaser hereunder less the amount of any damages which the Purchaser have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination of this Agreement.

(a) Right to Terminate. You shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the first Closing Date, and the option for Additional Shares, if exercised, may be cancelled at any time prior to the second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Purchaser’s obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or New York Stock Exchange or trading in securities generally on the

NASDAQ Stock Market or the New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or the New York Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your good faith reasonable judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.

(b) Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10. Reimbursement of Purchaser’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Selling Stockholders shall fail to tender the Shares to the Purchaser for any reason not permitted under this Agreement, or (c) the Purchaser shall decline to purchase the Shares for any reason permitted under this Agreement, then, the Selling Stockholders shall reimburse the Purchaser’s out-of-pocket expenses in accordance with Section 6 and, in addition, the Selling Stockholders shall reimburse the Purchaser for the reasonable and documented fees and expenses of the Purchaser’s counsel and for all other accountable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed sale, and promptly upon demand the Selling Stockholders shall pay the full amount thereof to the Purchaser.

11. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) the Purchaser’s responsibility to the Company and the Selling Stockholders is solely contractual in nature, the Purchaser has been retained solely to act as Purchaser in connection with the sale and no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder and the Purchaser has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Purchaser has advised or are advising the Company or the Selling Stockholders on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company, the Selling Stockholders following discussions and arm’s-length negotiations with the Purchaser, and the Selling Stockholders are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Stockholders have been advised that the Purchaser and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchaser has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and each Selling Stockholder waives, to the fullest extent permitted by law, any claims it may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchaser shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Stockholders.

12. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Purchaser Indemnified Parties and the indemnities of the Purchaser shall be for the benefit of the Company Indemnified Parties. It is understood that the Purchaser’s responsibility to the Company is solely contractual in nature and the Purchaser does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 8 and the covenants, representations and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Purchaser, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley & Co., LLC, Attention: Salomon Kalamodine, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, with a copy to Albert Lung, Esq., Morgan Lewis, 1400 Page Mill Road, Palo Alto, CA 94304; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Ooma, Inc., Attn: Spencer D. Jackson, 1880 Embarcadero Road, Palo Alto, CA 94303, with a copy to Andrew D. Thorpe, Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, CA 94105; and

(c) if to the Selling Stockholders, shall be delivered or send my mail, facsimile transmission, overnight courier or email to [                    ].

15. Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the New York Stock Exchange is open for trading.

16. Governing Law, Agent for Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the County of Los Angeles or in the United States District Court for the Southern District of Los Angeles, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Purchaser hereby consent to the jurisdiction of such courts and personal service with respect thereto. To the extent permissible under applicable law, the Company and each Purchaser hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Purchaser. The Company and each Purchaser hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Purchaser and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. Purchaser’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Purchaser’ Information” consists solely of the following information: the information (i) in the three paragraphs preceding the table titled “Paid by the Selling Stockholders,” (ii) in the two paragraphs that follow the table titled “Paid by the Selling Stockholders,” (iii) under the title “Stabilization, Short Positions, and Penalty Bids,” as such statements relate to the Purchaser, and (iv) in the paragraph under the title “Electronic Distribution” included in the “Underwriting” section of the Prospectus.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Purchaser.

20. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that each Purchaser’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the sale that differ from the views of their investment banking division. The Company acknowledges that each Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 20 shall relieve any Purchaser of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations

21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

*            *             *            *            *

If the foregoing is in accordance with your understanding of the agreement between the Company and the Purchaser, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OOMA, INC.

/s/ Spencer D. Jackson
Spencer D. Jackson
Vice President, General Counsel and Secretary

SELLING STOCKHOLDERS:

Worldview Technology Partners IV, L.P
By: Worldview Capital IV, L.P., the General Partner of Worldview Technology Partners IV, L.P
By: Worldview Equity I, L.L.C., the General Partner of Worldview Capital IV, L.P.
By: Mike Orsak, the Managing Member of Worldview Equity I, L.L.C.

/s/ Mike Orsak
Mike Orsak

Worldview Technology International IV, L.P
By: Worldview Capital IV, L.P., the General Partner of Worldview Technology International IV, L.P
By: Worldview Equity I, L.L.C., the General Partner of Worldview Capital IV, L.P.
By: Mike Orsak, the Managing Member of Worldview Equity I, L.L.C.

/s/ Mike Orsak
Mike Orsak

Worldview Strategic Partners IV, L.P
By: Worldview Capital IV, L.P., the General Partner of Worldview Strategic Partners IV, L.P
By: Worldview Equity I, L.L.C., the General Partner of Worldview Capital IV, L.P.
By: Mike Orsak, the Managing Member of Worldview Equity I, L.L.C.

/s/ Mike Orsak
Mike Orsak

[Signature Page to the Purchase Agreement]

Accepted as of the date first above written on behalf of the Purchaser:

B. RILEY & CO., LLC

By:	/s/ Bryant Riley
Name:	Bryant Riley
Its:	Chairman

[Signature Page to the Purchase Agreement]

SCHEDULE I

Selling Stockholders	Number of Firm Shares	Number of Option Shares
Worldview Technology Partners IV L.P.	2,436,233	363,298
Worldview Technology International IV, L.P.	395,792	59,022
Worldview Strategic Partners IV L.P.	17,975	2,680

Total	2,850,000	425,000

Pricing Information

1. The Selling Shareholder is selling 2,850,000 shares of Common Stock.

2. The purchase price per share for the Shares to be paid by the Purchaser shall be $8.30 per share.

3. The Selling Shareholder has granted an option to the Purchaser to purchase up to an additional 425,000 shares of Common Stock.

4. Initial Price to the Public: $8.65 per share.